                                                                    Exhibit 10.2

                                  NISOURCE INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                           EFFECTIVE NOVEMBER 1, 2000

                                TABLE OF CONTENTS

                                                                                                                       PAGE
                                                                                                                       ----
ARTICLE I
PURPOSE; EFFECTIVE DATE..........................................................................................       1
1.1      Purpose.................................................................................................       1
1.2      Effective Date..........................................................................................       1

ARTICLE II
DEFINITIONS......................................................................................................       1
2.1      Account.................................................................................................       1
2.2      Beneficiary.............................................................................................       2
2.3      Board...................................................................................................       2
2.4      Company.................................................................................................       2
2.5      Compensation............................................................................................       2
2.6      Deferral Commitment.....................................................................................       2
2.7      Deferral Period.........................................................................................       2
2.8      Determination Date......................................................................................       2
2.9      Discretionary Contribution..............................................................................       2
2.10     Employer................................................................................................       2
2.11     Participant.............................................................................................       2
2.12     Participation Agreement.................................................................................       3
2.13     Plan....................................................................................................       3
2.14     Retirement Committee....................................................................................       3
2.15     Severe Financial Hardship...............................................................................       3
2.16     Valuation Date..........................................................................................       3
2.17     Gender and Number.......................................................................................       3

ARTICLE III
MERGER OF NISOURCE PLAN AND BAY STATE PLAN.......................................................................       3

ARTICLE IV
PARTICIPATION AND DEFERRAL COMMITMENTS...........................................................................       4
4.1      Eligibility and Participation...........................................................................       4
4.2      Form of Deferral........................................................................................       5
4.3      Limitations on Deferral Commitments.....................................................................       5
4.4      Modification of Deferral Commitment.....................................................................       6
4.5      Change in Employment Status.............................................................................       6

ARTICLE V
DEFERRED COMPENSATION ACCOUNT....................................................................................       7
5.1      Account.................................................................................................       7
5.2      Timing of Credits; Withholding..........................................................................       7
5.3      Discretionary Contributions.............................................................................       7
5.4      Determination of Account................................................................................       7

5.5      Vesting of Account......................................................................................       8
5.6      Statement of Account....................................................................................       8

ARTICLE VI
INVESTMENTS......................................................................................................       9
6.1      Investment Options......................................................................................       9
6.2      Special Investment Option for Former Participants in the Bay State Plan and Participants in the Plan....       9

ARTICLE VII
PLAN BENEFITS....................................................................................................      10
7.1      Distributions Prior to Termination of Employment........................................................      10
7.2      Distributions Following Termination of Employment.......................................................      10
7.3      Form of Benefit Payment Following Termination of Employment.............................................      11
7.4      Modification of Distribution............................................................................      11
7.5      Distribution Provisions Applicable to a Transferred Bay State Account...................................      12
7.6      Withholding for Taxes...................................................................................      13
7.7      Valuation and Settlement................................................................................      13
7.8      Payment to Guardian.....................................................................................      13

ARTICLE VIII
BENEFICIARY DESIGNATION..........................................................................................      14
8.1      Beneficiary Designation.................................................................................      14
8.2      Changing Beneficiary....................................................................................      14
8.3      Community Property......................................................................................      14
8.4      No Beneficiary Designation..............................................................................      15

ARTICLE IX
ADMINISTRATION...................................................................................................      16
9.1      Committee; Duties.......................................................................................      16
9.2      Agents..................................................................................................      16
9.3      Binding Effect of Decisions.............................................................................      16
9.4      Indemnity of Retirement Committee.......................................................................      17

ARTICLE X
CLAIMS PROCEDURE.................................................................................................      17
10.1     Claim...................................................................................................      17
10.2     Review of Claim.........................................................................................      17
10.3     Notice of Denial of Claim...............................................................................      17
10.4     Reconsideration of Denied Claim.........................................................................      18
10.5     Employer to Supply Information..........................................................................      19

ARTICLE XI
AMENDMENT AND TERMINATION OF PLAN................................................................................      19
11.1     Amendment...............................................................................................      19
11.2     Employer's Right to Terminate...........................................................................      20

ARTICLE XII
MISCELLANEOUS....................................................................................................      21
12.1     Unfunded Plan...........................................................................................      21
12.2     Company and Employer Obligations........................................................................      21
12.3     Unsecured General Creditor..............................................................................      21
12.4     Trust Fund..............................................................................................      21
12.5     Nonassignability........................................................................................      22
12.6     Not a Contract of Employment............................................................................      22
12.7     Protective Provisions...................................................................................      22
12.8     Governing Law...........................................................................................      22
12.9     Validity................................................................................................      23
12.10    Notice..................................................................................................      23
12.11    Successors..............................................................................................      23
12.12    Tax Savings Clause......................................................................................      23

EXHIBIT A - Investment Options

                                  NISOURCE INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                             PURPOSE; EFFECTIVE DATE

         1.1 PURPOSE. The purpose of this Executive Deferred Compensation Plan is to provide current tax planning opportunities as well as supplemental funds for retirement or death for selected employees of an Employer. It is intended that the Plan will aid in attracting and retaining employees of exceptional ability by providing them with these benefits. Effective November 1, 2000, the Bay State Gas Company Key Employee Deferred Compensation Plan (the "Bay State Plan") shall be merged into the NIPSCO Industries, Inc. Executive Deferred Compensation Plan (the "NIPSCO Plan"), and renamed the NiSource Inc. Executive Deferred Compensation Plan.

         1.2 EFFECTIVE DATE. The Plan is effective as of November 1, 2000.

                                   ARTICLE II

                                   DEFINITIONS

         For the purposes of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

         2.1 ACCOUNT. "Account" means the device used by an Employer to measure and determine the amount to be paid to a Participant under the Plan. Each account shall be divided into a NiSource Account containing contributions to the Plan and, if applicable, a Transferred Bay State Account containing any amount transferred from the Bay State Plan.

         2.2 BENEFICIARY. "Beneficiary" means the person, persons or entity entitled under Article VIII to receive any Plan benefits payable after a Participant's death.

         2.3 BOARD. "Board" means the Board of Directors of the Company.

         2.4 COMPANY. "Company" means NiSource Inc., a Delaware corporation.

         2.5 COMPENSATION. "Compensation" means base salary and bonuses payable to a Participant during the calendar year, before reduction for amounts deferred under the Plan or any other salary reduction program. Compensation does not include expense reimbursements, any form of noncash compensation, or benefits.

         2.6 DEFERRAL COMMITMENT. "Deferral Commitment" means a commitment made by a Participant to defer Compensation pursuant to Article IV.

         2.7 DEFERRAL PERIOD. "Deferral Period" means each calendar year.

         2.8 DETERMINATION DATE. "Determination Date" means the last day of each calendar month.

         2.9 DISCRETIONARY CONTRIBUTION. "Discretionary Contribution" means the Employer contribution credited to a Participant's Account under Section 5.3.

         2.10 EMPLOYER. "Employer" means the Company and any subsidiary or affiliate of the Company designated by the Board to participate in the Plan..

         2.11 PARTICIPANT. "Participant" means any eligible individual who has elected to defer Compensation under the Plan.

         2.12 PARTICIPATION AGREEMENT. "Participation Agreement" means the agreement submitted by a Participant to the Retirement Committee prior to the beginning of a Deferral Period, with respect to a Deferral Commitment made for such Deferral Period.

         2.13 PLAN. "Plan" means the NiSource Inc. Executive Deferred Compensation Plan, as set forth herein and as amended from time to time.

         2.14 RETIREMENT COMMITTEE. "Retirement Committee" means a committee of two (2) individuals appointed by the Nominating and Compensation Committee of the Board.

         2.15 SEVERE FINANCIAL HARDSHIP. "Severe Financial Hardship" means a financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, or loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

         2.16 VALUATION DATE. "Valuation Date" means each business day.

         2.17 GENDER AND NUMBER. Except when otherwise required by the context, any masculine terminology in this document shall include the feminine, and any singular terminology shall include the plural.

                                  ARTICLE III

                   MERGER OF NISOURCE PLAN AND BAY STATE PLAN

         As of the Effective Date, the Bay State Plan was merged into the NiSource Plan. The balance of the account of each Bay State Plan participant, determined as of the Effective Date, was transferred to the NiSource Plan and became the initial balance in such Participant's

Transferred Bay State Account in the Plan. A Participant's Transferred Bay State Account shall be held, administered, invested, and distributed pursuant to the terms of the Plan.

                                   ARTICLE IV

                     PARTICIPATION AND DEFERRAL COMMITMENTS

         4.1 ELIGIBILITY AND PARTICIPATION.

                  (a) Eligibility. Any employee eligible to participate in the Bay State Plan or the NIPSCO Plan as of October 31, 2000 shall be eligible to participate in the Plan as of the Effective Date. From and after the Effective Date, eligibility to participate in the Plan for a Deferral Period shall be limited to (1) a key employee of an Employer whose annual rate of base salary on October 1 of the calendar year preceding the Deferral Period equals or exceeds $90,000 (as adjusted periodically as the Retirement Committee in its discretion deems appropriate), and (2) any other key employee of an Employer who is designated, from time to time by the Nominating and Compensation Committee of the Board.

             (b) Participation. An eligible individual may elect to become a Participant in the Plan with respect to any Deferral Period by submitting a Participation Agreement to the Retirement Committee by the fifteenth (15th) day of the month immediately preceding the beginning of the Deferral Period.

             (c) Part-Year Participation. When an individual first becomes eligible to become a Participant during a Deferral Period, a Participation Agreement may be submitted to the Retirement Committee within thirty (30) days after the Retirement Committee notifies the individual of eligibility to participate. Such Participation

         Agreement will be effective only with regard to Compensation earned following submission of such Participation Agreement to the Retirement Committee.

         4.2 FORM OF DEFERRAL. A Participant may elect Deferral Commitments in the Participation Agreement as follows:

             (a) Salary Deferral Commitment. A salary Deferral Commitment for a Deferral Period shall be related to the base salary payable by an Employer to a Participant during the Deferral Period. The amount to be deferred shall be stated either as a percentage of base salary or a dollar amount.

             (b) Bonus Deferral Commitment. A bonus Deferral Commitment for a Deferral Period shall be related to the bonus payable to the Participant in that Deferral Period. The amount to be deferred shall be stated either as a percentage of the bonus or a dollar amount.

         4.3 LIMITATIONS ON DEFERRAL COMMITMENTS. The following limitations shall apply to Deferral Commitments:

             (a) Minimum. The minimum amount of a Deferral Commitment shall be two hundred dollars ($200.00) for each month in the Deferral Period, except there shall be no minimum amount on a bonus Deferral Commitment if the Participant has also made a salary Deferral Commitment for the same Deferral Period. The minimum amount of a Deferral Commitment for a Participant who enters participation after the beginning of a Deferral Period shall be based on the number of months remaining in the Deferral Period.

             (b) Maximum. The maximum amount of a Deferral Commitment shall be one hundred percent (100%) of base salary earned in a Deferral Period and one hundred percent (100%) of bonus earned in a Deferral Period, less any deductions for applicable taxes attributable to such deferrals.

             (c) Changes in Minimum or Maximum. The Retirement Committee may change the minimum or maximum amount of a Deferral Commitment from time to time by giving written notice to all Participants. No such change may affect a Deferral Commitment made prior to the Retirement Committee's action.

             (d) Deferral Options. A Participant shall make an election in his Participation Agreement as to the time and form of payment of the Deferral Commitment for each Deferral Period. A Participant shall not be required to designate the same time and form of payment for each Deferral Commitment or for each Deferral Period. However, payments pursuant to a Deferral Commitment shall not be made or begin later than the Participant's date of termination of employment with all Employers.

             (e) Termination of Employment. No Deferral Commitment shall be made subsequent to the date of a Participant's termination of employment with all Employers.

         4.4 MODIFICATION OF DEFERRAL COMMITMENT. Except as provided in Section 7.1(a) below, Deferral Commitments shall be irrevocable.

         4.5 CHANGE IN EMPLOYMENT STATUS. If the Nominating and Compensation Committee of the Board determines that a Participant's performance is no longer at a level that deserves reward through participation in the Plan, but does not terminate the Participant's employment with an Employer, the Participant's existing Deferral Commitment shall terminate at the end of the current Deferral Period, and no new Deferral Commitment may be made by such Participant for any Deferral Period beginning after notice of such determination is given by the Nominating and Compensation Committee of the Board.

                                   ARTICLE V

                         DEFERRED COMPENSATION ACCOUNT

         5.1 ACCOUNT. The Compensation deferred by a Participant under the Plan, any Discretionary Contributions and earnings thereon shall be credited to the Participant's Account. Separate subaccounts may be maintained to reflect different forms of distribution, investment options, levels of vesting, and forms of payment. The Account shall be a bookkeeping device utilized for the sole purpose of determining the benefits payable under the Plan and shall not constitute a separate fund of assets.

         5.2 TIMING OF CREDITS; WITHHOLDING. A Participant's deferred Compensation shall be credited to the Participant's Account at the time it would have been payable to the Participant. Any withholding of taxes or other amounts with respect to deferred Compensation that is required by state, federal or local law shall be withheld from the Participant's nondeferred Compensation to the maximum extent possible and any remaining amount shall reduce the amount credited to the Participant's Account.

         5.3 DISCRETIONARY CONTRIBUTIONS. An Employer may make Discretionary Contributions to a Participant's Account. Discretionary Contributions shall be credited at such times and in such amounts as the Board in its sole discretion shall determine.

         5.4 DETERMINATION OF ACCOUNT. Each Participant's Account as of each Determination Date shall consist of the balance of the Account as of the immediately preceding Determination Date, adjusted as follows:

             (a) New Deferrals. The Account shall be increased by any deferred Compensation credited since such Determination Date.

             (b) Discretionary Contributions. The Account shall be increased by any Discretionary Contributions credited since such Determination Date.

             (c) Distributions. The Account shall be reduced by any benefits distributed from the Account to the Participant since such Determination Date.

             (d) Valuation of Account. The Account shall be increased or decreased by the aggregate earnings, gains and losses on such Account since such Determination Date determined on a daily basis.

         5.5 VESTING OF ACCOUNT. Each Participant shall be vested in the amounts credited to such Participant's Account and earnings thereon as follows:

             (a) Amounts Deferred. A Participant shall be one hundred percent (100%) vested at all times in the amount of Compensation elected to be deferred under this Plan, and earnings thereon.

             (b) Discretionary Contributions. A Participant's Discretionary Contributions, and earnings thereon, shall become vested as determined by the Nominating and Compensation Committee of the Board.

             (c) A Participant shall be one hundred percent (100%) vested at all times in the balance of his Transferred Bay State Account.

         5.6 STATEMENT OF ACCOUNT. The Retirement Committee shall give to each Participant a statement showing the balance in the Participant's Account on a quarterly basis and at such times as may be determined by the Retirement Committee.

                                   ARTICLE VI

                                   INVESTMENTS

         6.1 INVESTMENT OPTIONS. Amounts credited hereunder to the Account of a Participant shall be invested as such Participant elects among the investment choices set forth on Exhibit A. No election of a Deferral Commitment by a Participant shall be effective until such time as the Participant submits his initial investment election to the Company. Such investment elections may, thereafter, be changed on a daily basis.

         6.2 SPECIAL INVESTMENT OPTION FOR FORMER PARTICIPANTS IN THE BAY STATE PLAN AND PARTICIPANTS IN THE PLAN. Former participants in the Bay State Plan who become Participants in the Plan, or Participants in the Plan, on the Effective Date, shall have an additional special investment option applicable solely to their Transferred Bay State Account balances, or their Account balances in the Plan, valued as of the Effective Date, and any subsequent amounts contributed to such Participant's Account. Such Participants may invest their Transferred Bay State Account balances, or their Account balances in the Plan as of the Effective Date, and any subsequent amounts contributed to such Participant's Account, in a subaccount which shall be credited with earnings equal to one (1) percentage point higher than the effective annual yield of the average of the Moody's Average Corporate Bond Yield Index for the previous calendar month as published by Moody's Investor Services, Inc. (or any successor publisher thereto), or, if such index is no longer published, a substantially similar index selected by the Board. A Participant's Transferred Bay State Account balance, or his Account balance in the Plan on the Effective Date, shall be invested pursuant to this special investment option from and after the Effective Date and until such time as another investment choice is designated by him pursuant to Section 6.1 with respect to all or a portion of his Transferred Bay State Account, or his Account balance in the Plan on the Effective Date. Subsequent amounts contributed to any such Participant's Account may be invested pursuant to this option as designated by the Participant pursuant to Section 6.1. However, any portion of a Transferred Bay State Account, or an Account balance in the Plan, subsequently transferred from a Transferred Bay State Account, or an Account balance in the Plan, to another investment option may not be reinvested under this Section 6.2.

                                  ARTICLE VII

                                  PLAN BENEFITS

         7.1 DISTRIBUTIONS PRIOR TO TERMINATION OF EMPLOYMENT. A Participant's Account may be distributed to the Participant prior to termination of employment as follows:

             (a) Hardship Withdrawals. Upon a finding that a Participant has suffered a Severe Financial Hardship, the Retirement Committee may, in its sole discretion, make distributions from the Participant's Account (including his Transferred Bay State Account) or allow a Participant to suspend entirely or reduce the amount of his Deferral Commitment. The amount of such a withdrawal or reduction shall be limited to the amount reasonably necessary to meet the Participant's needs resulting from the Severe Financial Hardship.

             (b) Form of Payment and Time. Any distribution pursuant to Section 7.1(a) shall be payable in a lump sum. The distribution shall be paid within thirty (30) days after the determination of a Severe Financial Hardship.

         7.2 DISTRIBUTIONS FOLLOWING TERMINATION OF EMPLOYMENT. Upon a Participant's termination of employment with an Employer for any reason, the Employer shall pay the Participant, or in the case of death the Participant's Beneficiary, an amount equal to the balance in the Participant's Account. Plan benefits shall be payable in the manner provided in Sections 7.3 and 7.5 and at the time provided in Section 7.7.

         7.3 FORM OF BENEFIT PAYMENT FOLLOWING TERMINATION OF EMPLOYMENT.

             (a) Subject to Section 8.3(c), the amount of a Deferral Commitment and earnings thereon not paid pursuant to Section 7.1(a) shall be paid following termination of employment, to the Participant (or to his Beneficiary in the case of his death) in the form selected by the Participant in his Participation Agreement at the time of the Deferral Commitment. Options include:

                  (i)      A lump sum payment.

                  (ii) Equal annual installments over a period of not more than fifteen (15) years.

             (b) In the event a Participant's Account balance on the date of termination of employment or at any time thereafter is five thousand dollars ($5,000) or less, that balance will be paid out in a lump sum notwithstanding any form of benefit payment elected by the Participant.

         7.4 MODIFICATION OF DISTRIBUTION. Notwithstanding any other provision of the Plan, a Participant may modify his election as to the form or time of commencement of payment of his entire Account, or of any Deferral Commitment under the Plan and earnings thereon, by a writing filed with the Retirement Committee at any time prior to the commencement of payment. A Participant's modification of his election as to the form or time of commencement of payment will be ineffective, unless (a) the modification is made more than twelve (12) months prior to the time of commencement of payment, or (b) a Participant elects by written instrument delivered to the Company prior to the time of commencement of payment to have his Account or the applicable Deferral Commitment reduced by 10%. This reduction will be forfeited and used by the Plan to reduce expenses of administration. This reduction is intended to discourage a Participant from modifying his election as to the form or time of commencement of payment within the periods set forth in clause (a) above and prevent him from being deemed in constructive receipt of his Account prior to its actual payment to him.

         7.5 DISTRIBUTION PROVISIONS APPLICABLE TO A TRANSFERRED BAY STATE ACCOUNT. Notwithstanding any other provision in the Plan, the following provisions shall apply to the form and time of payment of the balance of a Transferred Bay State Account:

             (a) The portion of a Transferred Bay State Account not paid pursuant to paragraph (a) of Section 7.1, shall be paid to a Participant following his termination of employment, or to his Beneficiary in the case of death, in the form selected by the Participant, by written instrument delivered to the Retirement Committee before the Effective Date. If no form is selected by the Participant, payment shall be made in a lump sum. The provisions of Sections 7.3 and 7.4 shall apply with respect to the election of the form of payment of a Transferred Bay State Account and the modification of such election.

             (b) Any former employee of Bay State Gas Company who (i) was a participant in the Bay State Plan immediately prior to the Effective Date, (ii) terminated employment with Bay State Gas Company prior to the Effective Date for any reason other than Retirement, death or Disability (as such terms were defined in the Bay State Plan immediately prior to the Effective Date), and (iii) as of the Effective Date, had not commenced payment of his Account shall not commence payment of his Transferred Bay

         State Account until the earlier of the Participant's attainment of age 65, Disability or death. Notwithstanding the preceding sentence, the Retirement Committee may, in its sole discretion, vary the manner and time of making the payment of a Participant's Transferred Bay State Account to such former Bay State employee, and may make such distributions over a longer or shorter period of time or in a lump sum.

         7.6 WITHHOLDING FOR TAXES. To the extent required by the law in effect at the time payments are made, an Employer shall withhold from the payments made hereunder any taxes required to be withheld by the federal or any state or local government, including any amounts which the Employer determines is reasonably necessary to pay any generation-skipping transfer tax which is or may become due. A Beneficiary, however, may elect not to have withholding of federal income tax pursuant to Section 3405(a)(2) of the Internal Revenue Code, or any successor provision thereto.

         7.7 VALUATION AND SETTLEMENT. The amount of a lump sum payment and the initial amount of installments shall be based on the value of the Participant's Account, or a Deferred Commitment and earnings thereon, on the Determination Date coincident with or next preceding the date such payment is made or commences. The date on which a lump sum is paid or the date on which installments commence shall be the Settlement Date. The Settlement Date shall be no more than sixty-five (65) days after the applicable Determination Date. All payments shall be made as of the first day of the month.

         7.8 PAYMENT TO GUARDIAN. The Retirement Committee may direct payment to the duly appointed guardian, conservator or other similar legal representative of a Participant or Beneficiary to whom payment is due. In the absence of such a legal representative, the Retirement Committee may, in its sole and absolute discretion, make payment to a person having the care and custody of a minor, incompetent or person incapable of handling the disposition of property upon proof satisfactory to the Retirement Committee of incompetency, minority or incapacity. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                  ARTICLE VIII

                             BENEFICIARY DESIGNATION

         8.1 BENEFICIARY DESIGNATION. Subject to Section 8.3, each Participant shall have the right, at any time, to designate one (1) or more persons or an entity as Beneficiary (both primary as well as secondary) to whom benefits under the Plan shall be paid in the event of the Participant's death prior to complete distribution of the Participant's Account. Each Beneficiary designation shall be in a written form prescribed by the Retirement Committee and shall be effective only when filed with the Retirement Committee during the Participant's lifetime.

         8.2 CHANGING BENEFICIARY. Subject to Section 8.3, any Beneficiary designation may be changed by a Participant without the consent of the previously named Beneficiary by the filing of a new designation with the Retirement Committee. The filing of a new designation shall cancel all designations previously filed.

         8.3 COMMUNITY PROPERTY. If the Participant resides in a community property state, the following rules shall apply:

             (a) Designation by a married Participant of a Beneficiary other than the Participant's spouse shall not be effective unless the spouse executes a written consent that acknowledges the effect of the designation, or it is established the consent cannot be obtained because the spouse cannot be located.

             (b) A married Participant's Beneficiary designation may be changed by a Participant with the consent of the Participant's spouse as provided for in Section 8.3(a) by the filing of a new designation with the Retirement Committee.

             (c) If the Participant's marital status changes after the Participant has designated a Beneficiary, the following shall apply:

                 (i) If the Participant is married at the time of death but was unmarried when the designation was made, the designation shall be void unless the spouse has consented to it in the manner prescribed in
         Section 8.3(a).

                 (ii) If the Participant is unmarried at the time of death but was married when the designation was made:

                     (A) The designation shall be void if the spouse was named as Beneficiary.

                     (B) The designation shall remain valid if a nonspouse Beneficiary was named.

                 (iii) If the Participant was married when the designation was made and is married to a different spouse at death, the designation shall be void unless the new spouse has consented to it in the manner prescribed above.

         8.4 NO BENEFICIARY DESIGNATION. If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:

             (a) The Participant's spouse;

             (b) The Participant's children in equal shares, except that if any of the children predeceases the Participant but leaves issue surviving, then such issue shall take by right of representation the share the parent would have taken if living;

             (c) The Participant's estate.

                                   ARTICLE IX

                                 ADMINISTRATION

         9.1 COMMITTEE; DUTIES. The Plan shall be administered by a Retirement Committee appointed by the Nominating and Compensation Committee of the Board. The Retirement Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in such administration. A majority vote of the Retirement Committee members shall control any decision. Members of the Retirement Committee may be Participants under this Plan. In no event shall a Retirement Committee member make a deciding vote on his own benefit.

         9.2 AGENTS. The Retirement Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

         9.3 BINDING EFFECT OF DECISIONS. The decision or action of the Retirement Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

         9.4 INDEMNITY OF RETIREMENT COMMITTEE. The Company shall indemnify and hold harmless the members of the Retirement Committee against any and all claims, loss, damage, expense, or liability arising from any action or failure to act with respect to the Plan on account of such person's service on the Retirement Committee, except in the case of gross negligence or willful misconduct.

                                   ARTICLE X

                                CLAIMS PROCEDURE

         10.1 CLAIM. The Retirement Committee shall establish rules and procedures to be followed by Participants and Beneficiaries in (a) filing claims for benefits, and (b) for furnishing and verifying proofs necessary to establish the right to benefits in accordance with the Plan, consistent with the remainder of this Article. Such rules and procedures shall require that claims and proofs be made in writing and directed to the Retirement Committee.

         10.2 REVIEW OF CLAIM. The Retirement Committee shall review all claims for benefits. Upon receipt by the Retirement Committee of such a claim, it shall determine all facts which are necessary to establish the right of the claimant to benefits under the provisions of the Plan and the amount thereof as herein provided within ninety (90) days of receipt of such claim. If prior to the expiration of the initial ninety (90) day period, the Retirement Committee determines additional time is needed to come to a determination on the claim, the Retirement Committee shall provide written notice to the Participant, Beneficiary or other claimant of the need for the extension, not to exceed a total of one hundred eighty (180) days from the date the application was received.

         10.3 NOTICE OF DENIAL OF CLAIM. In the event that any Participant, Beneficiary or other claimant claims to be entitled to a benefit under the Plan, and the Retirement Committee determines that such claim should be denied in whole or in part, the Retirement Committee shall, in writing, notify such claimant that the claim has been denied, in whole or in part, setting forth the specific reasons for such denial. Such notification shall be written in a manner reasonably expected to be understood by such claimant and shall refer to the specific sections of the Plan relied on, shall describe any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and where appropriate, shall include an explanation of how the claimant can obtain reconsideration of such denial.

         10.4 RECONSIDERATION OF DENIED CLAIM.

             (a) Within sixty (60) days after receipt of the notice of the denial of a claim, such claimant or duly authorized representative may request, by mailing or delivery of such written notice to the Retirement Committee, a reconsideration by the Retirement Committee of the decision denying the claim. If the claimant or duly authorized representative fails to request such a reconsideration within such sixty (60) day period, it shall be conclusively determined for all purposes of the Plan that the denial of such claim by the Retirement Committee is correct. If such claimant or duly authorized representative requests a reconsideration within such sixty (60) day period, the claimant or duly authorized representative shall have thirty (30) days after filing a request for reconsideration to submit additional written material in support of the claim, review pertinent documents and submit issues and comments in writing.

             (b) After such reconsideration request, the Retirement Committee shall determine within sixty (60) days of receipt of the claimant's request for reconsideration whether such denial of the claim was correct and shall notify such claimant in writing of its determination. The written notice of decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. In the event of special circumstances determined by the Retirement Committee, the time for the Retirement Committee to make a decision may be extended by an additional sixty (60) days upon written notice to the claimant prior to the commencement of the extension. If such determination is favorable to the claimant, it shall be binding and conclusive. If such determination is adverse to such claimant, it shall be binding and conclusive unless the claimant or his duly authorized representative notifies the Retirement Committee within ninety (90) days after the mailing or delivery to the claimant by the Retirement Committee of its determination that claimant intends to institute legal proceedings challenging the determination of the Retirement Committee and actually institutes such legal proceedings within one hundred eighty (180) days after such mailing or delivery.

         10.5 EMPLOYER TO SUPPLY INFORMATION. To enable the Retirement Committee to perform its functions, each Employer shall supply full and timely information to the Retirement Committee of all matters relating to the retirement, death or other cause for termination of employment of all Participants, and such other pertinent facts as the Retirement Committee may require.

                                   ARTICLE XI

                        AMENDMENT AND TERMINATION OF PLAN

         11.1 AMENDMENT. The Board may at any time amend the Plan by written instrument, notice of which is given to all Participants and to Beneficiaries receiving installment payments.

Notwithstanding the preceding sentence, no amendment shall reduce the amount accrued in any Account prior to the date such notice of the amendment is given.

         11.2 EMPLOYER'S RIGHT TO TERMINATE. The Board may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting or other effects of the continuance of the Plan, or potential payments thereunder, would not be in the best interests of the Employers.

             (a) Partial Termination. The Board may partially terminate the Plan by instructing the Retirement Committee not to accept any additional Deferral Commitments. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

             (b) Complete Termination. The Board may completely terminate the Plan by instructing the Retirement Committee not to accept any additional Deferral Commitments, and by terminating all ongoing Deferral Commitments. If such a complete termination occurs, the Plan shall cease to operate and the Employers shall pay out each Account. Payment shall be made in equal monthly installments over the following period, based on the Account balance:

ACCOUNT BALANCE                         PAYOUT PERIOD
---------------                         -------------
Less than $50,000                       Lump Sum
$50,000 but less than                   3 Years
$100,000                                5 Years
More than $100,000

Payments shall commence within sixty-five (65) days after the Board terminates the Plan and earnings shall continue to be credited on the unpaid Account balance.

                                  ARTICLE XII

                                  MISCELLANEOUS

         12.1 UNFUNDED PLAN. This Plan is an unfunded plan maintained primarily to provide deferred Compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.

         12.2 COMPANY AND EMPLOYER OBLIGATIONS. The obligation to make benefit payments to any Participant under the Plan shall be a joint and several liability of the Company and the Employer that employed the Participant.

         12.3 UNSECURED GENERAL CREDITOR. Participants and Beneficiaries shall be unsecured general creditors, with no secured or preferential right to any assets of the Employer or any other party for payment of benefits under this Plan. Any life insurance policies, annuity contracts or other property purchased by the Employer in connection with this Plan shall remain its general, unpledged and unrestricted assets. The Employer's obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.

         12.4 TRUST FUND. Subject to Section 12.3, the Company shall establish separate subtrusts for deferrals by employees of each Employer, pursuant to a trust agreement entered into with such trustees as the Board may approve, for the purpose of providing for the payment of benefits owed under the Plan. At its discretion, each Employer may contribute deferrals under this Plan for its employees to the subtrust established with respect to such Employer under such trust agreement. To the extent any benefits provided under the Plan are paid from any such subtrust, the Employer shall have no further obligation to pay them. If not paid from a subtrust, such benefits shall remain the obligation of the Employer. Although such subtrusts may be irrevocable, their assets shall be held for payment of all the Company's general creditors in the event of insolvency or bankruptcy.

         12.5 NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof or rights to, which are expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

         12.6 NOT A CONTRACT OF EMPLOYMENT. This Plan shall not constitute a contract of employment between an Employer and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of an Employer or to interfere with the right of an Employer to discipline or discharge a Participant at any time.

         12.7 PROTECTIVE PROVISIONS. A Participant will cooperate with his Employer by furnishing any and all information requested by the Employer in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as the Employer may deem necessary and taking such other action as may be requested by the Employer.

         12.8 GOVERNING LAW. The provisions of the Plan shall be construed and interpreted according to the laws of the State of Indiana, except as preempted by federal law.

         12.9 VALIDITY. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

         12.10 NOTICE. Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed as given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Retirement Committee shall be directed to the Company's address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in the applicable Employer's records.

         12.11 SUCCESSORS. The provisions of the Plan shall bind and inure to the benefit of the Employers and their successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase, or otherwise, acquire all or substantially all of the business and assets of an Employer, and successors of any such corporation or other business entity.

         12.12 TAX SAVINGS CLAUSE. Notwithstanding anything to the contrary contained in the Plan, (a) in the event that the Internal Revenue Service prevails in its claim that amounts contributed to the Plan for the benefit of a Participant, and/or earnings thereon, constitute taxable income to the Participant or his Beneficiary for any taxable year, prior to the taxable year in which such contributions and/or earnings are distributed to him, or (b) in the event that legal counsel satisfactory to the Company and the applicable Participant or his Beneficiary renders an opinion that the Internal Revenue Service would likely prevail in such a claim, the assets in the Plan, to the extent constituting taxable income, shall be immediately distributed to the Participant or his Beneficiary. For purposes of this Section, the Internal Revenue Service shall be deemed to have prevailed in a claim if such claim is upheld by a court of final jurisdiction, or, if based upon an opinion of legal counsel satisfactory to the Company and the Participant or his Beneficiary, the Plan fails to appeal a decision of the Internal Revenue Service, or a court of applicable jurisdiction, with respect to such claim to an appropriate Internal Revenue Service appeals authority or to a court of higher jurisdiction within the appropriate time period.

         IN WITNESS WHEREOF, the Company has caused the Plan to be executed in its name by its duly authorized officer this 26th day of January, 2001, effective as of the 26th day of January, 2001.



                                              NISOURCE INC.



                                              By: /s/ Gary L. Neale
                                                 -------------------------------

                                    EXHIBIT A

                               INVESTMENT OPTIONS

Oppenheimer Money Fund
MML Managed Bond Fund
MML Equity Index Fund
Oppenheimer Capital Appreciation / VA
Oppenheimer Main Street Growth & Income Fund / VA
Goldman Sachs VIT Capital Growth Fund
Oppenheimer Small Cap Growth Fund / VA
Goldman Sachs VIT International Equity Fund

Special Investment Option: Moody's Corporate Bond Average + 1% (available only for current balances and new deferrals of those individuals who were participants in the Bay State Plan or the NiSouce Plan on October 31, 2000, and who became Participants in this Plan on November 1, 2000.)